UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 16, 2005

Date of Report (Date of earliest event reported)

CONTINENTAL MATERIALS CORPORATION

EMPLOYEES PROFIT SHARING RETIREMENT PLAN

(Exact name of registrant as specified in its charter)

Delaware	1-258	36-2274391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wacker Dr., Suite 4000 Chicago, IL		60606
(Address of Principal Executive Offices)		(Zip Code)

(312) 541-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant.

In accordance with the requirements of Item 4.01, the following information, as specified by Item 304 of Regulation S-K, is provided:

(a) Previous independent registered public accounting firm

(i) On August 16, 2005, the Board of Directors of Continental Materials Corporation (the “Company”), on the recommendation of the Audit Committee, dismissed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Continental Materials Corporation Employees Profit Sharing Retirement Plan.

(ii) The reports of PricewaterhouseCoopers LLP on the financial statements for the years ended December 31, 2004 and December 31, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

(iii) During the two most recent years and through August 16, 2005, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

(iv) During the two most recent years and through August 16, 2005, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(v) The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated August 19, 2005, is filed as Exhibit 16 to this Form 8-K.

(b) New independent registered public accounting firm

(i) On August 16, 2005, the Board of Directors of the Company, on the recommendation of the Audit Committee, appointed Deloitte & Touche LLP as the independent accountants for the Continental Materials Corporation Employees Profit Sharing Retirement Plan and to audit its financial statements for the year ending December 31, 2005.

Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits.
16 Letter of PricewaterhouseCoopers LLP regarding change in Registrant’s certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL MATERIALS CORPORATION

By:	/s/ Joseph J. Sum
Name:	Joseph J. Sum
Title:	Chief Financial Officer

Date: August 19, 2005